Exhibit 24.1

POWER OF ATTORNEY

I, Christopher R. Kirkland, hereby revoke any previous powers of attorney granted by me with respect to the below-described activities.

I, Christopher R. Kirkland, a Director of Simmons First National Corporation, hereby constitute, appoint and authorize David W. Garner, Kevin W. Pletcher, Piper P. Erwin or Natalie Gassiott to execute on my behalf any Form 3’s, Form 4’s or Form 5’s required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.

9/18/18	/s/ Christopher R. Kirkland
Date	Signature